Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-87008) of our report dated September 27, 1996, except as to Note 13, which is as of November 15, 1996, appearing on page 30 of the Schnitzer Steel Industries, Inc. Annual Report on Form 10-K for the year ended August 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 56 of such Annual Report on Form 10-K.



/S/PRICE WATERHOUSE LLP
-----------------------

PRICE WATERHOUSE LLP

November 21, 1996
Portland, Oregon















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